Exhibit 10.4

HANESBRANDS INC.

OMNIBUS INCENTIVE PLAN OF 2006

RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

To: [Name] (referred to herein as “Grantee” or “you”)

Hanesbrands Inc. (the “Company”) is pleased to confirm that you have been granted a Restricted Stock Unit ( “RSU”) Award (this “Award”), effective                   , 20     (the “Award Date”). This Award is subject to the terms of this Restricted Stock Unit Grant Notice and Agreement (this “Agreement”) and is made under the Hanesbrands Inc. Omnibus Incentive Plan of 2006 (the “Plan”) which is incorporated into this Agreement by reference. Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan.

1. Acceptance of Terms and Conditions. By electronically acknowledging and accepting this Award within 30 days after the date of the electronic mail notification to you of the grant of this Award (“Email Notification Date”), you agree to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan, and understand that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company or any Subsidiary directly or indirectly, or give rise to any cause of action at law or in equity against the Company. In order to vest in the RSUs described in this Agreement, you must accept this Award within 30 days of the Email Notification Date.

2. Grant of Restricted Stock Units. Subject to the restrictions, limitations, terms and conditions specified in the Plan, the Participation Guide/Prospectus for Hanesbrands Inc. Omnibus Incentive Plan of 2006 (the “Plan Prospectus”), and this Agreement, the Company hereby grants you as of the Award Date     RSUs which are considered Stock Awards under the Plan. These RSUs will remain restricted until the end of each applicable vesting date set forth below (each, a “Vesting Date”). Prior to the Vesting Dates, the RSUs are not transferable by the Grantee by means of sale, assignment, exchange, pledge, or otherwise. For each of the below-stated Vesting Dates on which you continue to be employed by the Company, you will vest in the below-stated percentage of the total number of RSUs awarded in this Agreement, until you are 100% vested:

Vesting Date	Vested Percentage of RSUs Awarded
[Date]	[%]
[Date]	[%]
[Date]	[%]

3. Dividend Equivalents. Subject to the restrictions, limitations and conditions described in the Plan, dividend equivalents payable on the RSUs will be accrued on behalf of the Grantee at the time that cash dividends are otherwise paid to owners of Hanesbrands Inc. common stock. Interest will be credited on accrued dividend equivalent balances and will vest and will be paid to the Grantee with the distribution of the shares following each of the Vesting Dates.

4. Distribution of the RSUs/Right of Offset. No stock certificates will be issued with respect to any shares of Stock. Stock ownership shall be kept electronically in the Grantee’s name, or in the Grantee’s name and in the name of another person of legal age as joint tenants with right of survivorship, as applicable. If withholding of taxes is not required, none will be taken and the gross number of shares will be distributed. The Grantee is personally responsible for the payment of all taxes related to distribution. The Company or any Subsidiary shall have the right to deduct from any Award, an amount equal to any income, social, or other taxes of any kind required by law to be withheld in connection with the Award, deferral or settlement of the RSUs or other securities pursuant to this Agreement. If the distribution of RSUs is subject to tax withholding, such taxes will be settled by withholding cash and/or a number of shares with a market value not less than the amount of such taxes. The Company shall also have the right to withhold shares deliverable upon vesting of the RSUs to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the award, deferral or settlement of the RSUs or other securities pursuant to this Agreement. Any cash from dividend equivalents and accrued interest remaining after withholding taxes are paid will be paid in cash to the Grantee.

5. Election to Defer Distribution. If the distribution is subject to U.S. tax law, an eligible Grantee may elect to defer the distribution of some or all of the RSUs. Such election shall be in accordance with rules established by the Compensation and Benefits Committee of the Company’s Board of Directors (“Committee”) and in general must be received in writing by the Company no later than the end of the calendar year prior to the calendar year in which the Participant vests in that portion of the RSUs Participant wishes to defer. The deferral, if elected, will result in the transfer of the RSUs into the Company’s deferred compensation plan Stock Equivalent Account in effect, and applicable to the Grantee at the time the RSUs would have otherwise been distributed. The applicable Company deferred compensation plan rules will govern the administration of this Award beginning on the date the RSUs are credited to the applicable deferred compensation plan.

6. Death, or Total Disability. In the event that you cease active employment with the Company or any of its Subsidiaries (collectively, the “HbI Companies”), because of your death or permanent and total disability (as defined under the appropriate disability benefit plan if applicable), all RSUs will vest as of the date of death or the date you are determined to be permanently and totally disabled.

7. Retirement. The retirement provisions described in this Paragraph apply solely to this Agreement. If you cease active employment with the HbI Companies after attaining age 50 or older and completing at least ten years of service with the HbI Companies, then these RSUs will continue to vest subject to Paragraph 2. For purposes of determining whether you have 10 years of service, your service with the HbI Companies and Sara Lee Corporation will both be counted; however at least three of the ten years of service must be with the HbI Companies after HbI’s establishment as a separate public company on September 5, 2006. If you were age 60 or older on September 5, 2006, the three-year HbI service requirement is waived.

8. Other Terminations of Employment and Change in Control.

a. Involuntary Termination With Severance. If your employment with the Company is terminated by the Company and you are eligible to receive severance benefits under any written severance plan of the Company (a “Severance Event Termination”), then vesting continues for 90 days after the date of termination, after which time unvested RSUs are forfeited.

b. Voluntary Termination. If you voluntarily terminate your employment with the Company, other than as described in Paragraph 7 above, then vesting ends, and all unvested RSUs are forfeited, on the date of termination.

c. Non-Severance Event Termination. If your employment is terminated by the Company and you are not eligible for severance pay under the Company’s severance plans (i.e. your employment is terminated for Cause) then vesting ends, and all unvested RSUs are forfeited, on the date of termination.

d. Change in Control or Other Sale, Closing or Spin-off. In the event your employment with the Company is terminated as a result of the sale, closing or spin-off of a division, business unit or other component of the Company, or upon a Change of Control as defined in the Plan, all restrictions on outstanding RSUs shall lapse, any Performance Criteria (as defined in the Plan or any program description) shall be deemed achieved at target levels, and RSUs shall be paid out as promptly as practicable; provided that if payment would not be a permissible distribution event, such payment will be made under terms described in Section 14 of the Plan.

9. Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if you engage in any activity inimical, contrary or harmful to the interests of the Company or any Subsidiary, including but not limited to: (1) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Company, (2) violating the Company’s Global Business Standards, (3) soliciting any present or future employees or customers of the Company to terminate such employment or business relationship(s) with the Company, (4) disclosing or misusing any confidential information regarding the Company, (5) participating in any activity not approved by the Board of Directors which could reasonably be foreseen as contributing to or resulting in a Change of Control of the Company (as defined in the Plan) (such activities to be collectively referred to as “wrongful conduct”), or (6) disparaging or criticizing, orally or in writing, the business, products, policies, decisions, directors, officers or employees of Company or any of its subsidiaries or affiliates to any person, then (i) RSUs, to the extent they remain subject to restriction, shall terminate automatically on the date on which you first engaged in such wrongful conduct and (ii) you shall pay to the Company in cash any financial gain you realized from the vesting of the RSUs within the 12-month period immediately preceding such wrongful conduct. For purposes of this Paragraph 9, financial gain shall equal, on each Vesting Date during the twelve month period immediately preceding such wrongful conduct, the fair market value of Company common stock on the that date, multiplied by the number of shares of common stock vested on that date, reduced by any taxes paid in countries other than the United States with respect to such vesting and which taxes are not otherwise eligible for refund from the taxing authorities. By accepting this Award, you consent to and authorize the Company to deduct from any amounts payable by the Company to you, any amounts you owe to the Company under this Paragraph 9.

The Committee may make retroactive adjustments to, and you shall reimburse to the Company any RSUs paid to you where such compensation was predicated upon, achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that you otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from your misconduct. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which your incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results. The Company will, to the extent permitted by governing law, require forfeiture of any excess unvested RSUs and reimbursement to the Company for any financial gain realized from the vesting of any excess vested RSUs for any named executive officer (for purposes of this policy “named executive officers” has the meaning given that term in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934) where: (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a substantial restatement, and (ii) in the Committee’s view the officer engaged in fraud or misconduct that caused or partially caused the need for the substantial restatement.

In each instance described above, the Company will, to the extent practicable, seek to recover the described incentive compensation for the relevant period, plus a reasonable rate of interest. By accepting this Agreement, you consent to and authorize the Company to deduct from any amounts payable by the Company to you, any amounts you owe to the Company under this section. This right of set-off is in addition to any other remedies the Company may have against you for your breach of this Agreement.

10. Adjustments. If the number of outstanding shares of Company common stock is changed as a result of a stock split or the like without additional consideration to the Company, the number of RSUs subject to this Award shall be adjusted to correspond to the change in the outstanding shares of common stock.

11. Rights as a Stockholder. Except as provided in Paragraph 3 above (regarding dividends), Grantee shall have no rights as a stockholder of the Company in respect of the RSUs, including the right to vote until and unless the RSUs have vested, and ownership of Shares represented by the RSUs has been transferred to you.

12. Public Offer Waiver. By voluntarily accepting this Award, you acknowledge and understand that your rights under the Plan are offered to you strictly as an employee of the HbI Companies and that this Award of RSUs is not an offer of securities made to the general public.

13. Conformity with the Plan. This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. Inconsistencies between this Agreement, the Plan Prospectus or the Plan shall be resolved in accordance with the terms of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement, the Plan, or the Plan Prospectus.

14. Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement, the Plan, or the Plan Prospectus will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.

15. No Rights to Continued Employment. By voluntarily acknowledging and accepting this Award, you acknowledge and understand that this Award shall not form part of any contract of employment between you and any of the HbI Companies. Nothing in the Agreement, the Plan Prospectus, or the Plan confers on any Grantee any right to continue in the employ of the HbI Companies or in any way affects the HbI Companies’ right to terminate the Grantee’s employment without prior notice at any time or for any reason. You further acknowledge that this Award is for future services to the HbI Companies and is not under any circumstances to be considered compensation for past services.

16. Consent to Transfer Personal Data. By accepting this Award, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this Paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect your ability to participate in the Plan. The Company holds certain personal information about you, that may include your name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport / visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Company, details of all options or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing your consent may affect your ability to participate in the Plan.

17. Miscellaneous.

a. Modification. The Award of these RSUs is documented by the records of the Committee or its delegate which shall be the final determinant of the number of shares granted and the conditions of this Agreement. The Committee may amend or modify this Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall impair your rights under this Agreement without your consent. Except as in accordance with the two immediately preceding sentences and Paragraph 19, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

b. Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement including matters of validity, construction and interpretation, shall be governed by the internal laws of the State of North Carolina, without regard to any state’s conflict of law principles. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in North Carolina, and you agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

c. Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

d. Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

e. Impact Upon Termination of Employment. By voluntarily acknowledging and accepting this Award, you agree that no benefits accruing under the Plan will be reflected in any severance or indemnity payments that the Company may make or be required to make to you in the future, regardless of the jurisdiction in which you may be located.

18. Confidentiality. You agree that you will not disclose the existence or terms of this Agreement to any other employees of the Company or third parties with the exception of your accountants, attorneys, or spouse, and shall ensure that none of them discloses such existence or terms to any other person, except as required to comply with legal process. Eligibility for this Award is contingent upon strict confidentiality of the terms and provisions of this Agreement and [requires OR may require] a signed confidentiality agreement.

19. Amendment. By accepting this Award, you agree that the granting of the Award is at the discretion of the Committee and that acceptance of this Award is no guarantee that future Awards will be granted under the Plan. Notwithstanding anything in this Agreement, the Plan Prospectus, or the Plan to the contrary, this Award may be amended by the Company without the consent of the Grantee, including but not limited to modifications to any of the rights granted to the Grantee under this Agreement, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law. The Grantee understands that the Company may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan at any time without limitation.

20. Plan Documents. The Plan Prospectus is available at www.etrade.com.

SUPPLEMENT 1 TO HANESBRANDS INC. OMNIBUS INCENTIVE PLAN OF 2006

RESTRICTED STOCK UNIT NOTICE AND AGREEMENT

CONFIDENTIALITY AGREEMENT

In consideration for the Award described in the Restricted Stock Unit Grant Notice and Agreement effective             , 20     (the “Award”), I,                                               agree that I will not disclose the existence or terms of the Award to any other employees of the Company or third parties with the exception of my accountants, attorneys, or spouse, and I shall ensure that none of them discloses such existence or terms to any other person, except as required to comply with legal process.

Dated:
[Name]

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